EXHIBIT 10.1


                           PUT AND EXCHANGE AGREEMENT

      This Put and Exchange Agreement ("AGREEMENT") is made this 14th day of September, 1999 by and between Pride International, Inc., a Louisiana corporation (the "COMPANY"), and First Reserve Fund VIII, L.P. a Delaware limited partnership (the "PURCHASER").

                                    RECITALS:

      WHEREAS, the Company and the Purchaser entered into that certain Securities Purchase Agreement dated as of May 5, 1999 (the "ORIGINAL PURCHASE AGREEMENT"), as amended by those certain Letter Agreements dated June 4, 1999, June 18, 1999, June 21, 1999 and July 14, 1999 (the Original Purchase Agreement as so amended, the "PURCHASE AGREEMENT");

      WHEREAS, pursuant to the Purchase Agreement and subject to certain conditions included therein, Purchaser agreed to buy and the Company agreed to cause Amethyst Financial Company Limited, a British Virgin Islands corporation and a 30% owned affiliate of the Company ("AMETHYST"), to issue and deliver to the Purchaser shares of Exchangeable Stock which represent common equity securities of Amethyst;

      WHEREAS, the Company and the Purchaser desire to amend the Purchase Agreement to provide that the Purchaser shall subscribe for shares of common stock of Amethyst, and the Purchaser shall have certain exchange rights with respect to such stock pursuant to this Agreement and the Purchase Agreement;

      WHEREAS, the Company and the Purchaser desire to enter into certain agreements relating to the dilution of the Exchangeable Stock; and

      WHEREAS, the Company and the Purchaser desire to make certain other agreements relating to the Second Closing;

      NOW, THEREFORE, in consideration of the premises, the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. AMENDMENT; MEANINGS OF CERTAIN TERMS. This Agreement constitutes (i) an amendment to the Purchase Agreement, and (ii) the Amethyst Agreement, as such term is defined in the Purchase Agreement. The common stock of Amethyst issued to the Purchaser (or to another member of the First Reserve Group) exchangeable for common stock of the Company constitutes the Exchangeable Stock, as such term is defined in the Purchase Agreement. Capitalized terms used herein that are not otherwise defined shall have the respective meanings given them in the Purchase Agreement.
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2. SECOND CLOSING. Subject to the terms and conditions of the Purchase
Agreement, the issuance and purchase of the 1,250 shares of Exchangeable Stock shall take place at the Amethyst Closing to be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, 23rd Floor, Houston, Texas, at 10:00 a.m. (Central time) on September 14, 1999, or such other date as may be agreed by the parties (the "SECOND CLOSING DATE"). On the Second Closing Date, the Company will cause Amethyst to deliver certificates representing 1,250 validly issued, fully paid and nonassessable shares of Exchangeable Stock upon receipt by Amethyst of $12,500,000 therefor in cash by wire transfer of immediately available funds to an account designated by Amethyst, or by such other method as is mutually agreed to by the Purchaser and the Company, registered in the name of the Purchaser and/or another member of the First Reserve Group designated by the Purchaser.

3. CLOSING DATE. The Company and the Purchaser hereby agree that for the purposes of the Second Closing, all references in the Purchase Agreement to the term "Closing Date" shall be deemed to be references to the Second Closing Date.

4. AMENDMENTS TO PURCHASE AGREEMENT.

      (a) The initial paragraph of Section 5.10 of the Purchase Agreement shall be and hereby is amended to read in its entirety as follows:

            "From and after the earlier of (i) the third anniversary of the Closing Date, (ii) the occurrence of a Change of Control, or (iii) the issuance by the Company in one or more transactions after the Closing Date of Common Stock or Convertible Securities without consideration or for a consideration per share of Common Stock less than the Current Market Price, exclusive of any underwriter's or other agent's discounts or commissions, per share of Common Stock on the date of each such issuance (other than shares of Common Stock issued pursuant to director or employee stock option or other benefit plans) and the Common Stock or Convertible Securities so issued represent 2% or more of the outstanding Common Stock on a fully diluted basis, the Purchaser, any of the members of the First Reserve Group or their respective assignees shall have the right to exchange all, but not less than all, of the shares of Exchangeable Stock for an aggregate of 1,047,120 shares of Common Stock, or an assumed exchange price of approximately $11.9375 per share (the "EXCHANGE PRICE"), which Exchange Price is subject to adjustment for the events described in the Amethyst Agreement, as follows:"

      (b) A definition of "CURRENT MARKET PRICE" shall be and hereby is added to
      Section 1.1 of the Purchase Agreement and shall read in its entirety as follows:

            "'CURRENT MARKET PRICE' per share of Common Stock on any date shall mean the average of the daily closing prices (weighted by volume) of the Common Stock on the New York Stock Exchange for the 5 consecutive trading dates commencing 7 trading dates before the date of determination."

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      (c) The definition of "EXCHANGEABLE STOCK" in Section 1.1 of the Purchase
      Agreement shall be and hereby is amended to read in its entirety as follows:

            "'EXCHANGEABLE STOCK' shall mean the common stock of Amethyst or any instrument, contract right, claim, security or other right of any kind or nature whatsoever into which such shares of Amethyst common stock have been converted, exchanged or otherwise changed at the date such shares are exchanged for Common Stock as provided in Section 5.10, which (a) shall represent a proportionate part (based on the amount of equity capital invested) of the issued share equity of Amethyst and (b) may be exchanged for Common Stock as provided in Section 5.10 of this Agreement."

5. DILUTION PROVISIONS. As contemplated by Section 5.10 of the Original Purchase Agreement, the Exchange Price is subject to adjustment, as follows:

            (a)(i)In case the Company shall after the Closing Date (A) pay a dividend or make a distribution on its Common Stock that is paid or made
      (1) in shares of its Common Stock or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Exchange Price in effect immediately prior thereto shall be adjusted, or in the case of clause (A)(2) other provision shall be made, so that the holder of any share of Exchangeable Stock thereafter surrendered for exchange shall be entitled to receive the number of shares of Common Stock of the Company and rights to purchase stock or other securities which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for exchange immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. In the event of the redemption of any rights referred to in clause (A), such holder shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (e) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses
      (ii) and (iii) below.

                  (ii) In case the Company shall issue after the Closing Date options, rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock, or Convertible Securities, at an exercise, purchase, conversion or exchange price or rate per share of Common Stock less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive

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      such options, rights or warrants (or if no record date is taken, the issuance date thereof), then the Exchange Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (A) the Exchange Price in effect immediately prior to the record date (or if no record date is taken, the issuance date thereof) of issuance of such options, rights or warrants by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such options, rights or warrants (and the proceeds from the conversion or exchange of the Convertible Securities acquired upon the exercise of any such options, warrants or rights) for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date (without giving effect to any such issuance) and (2) the number of additional shares of Common Stock offered for subscription or purchase upon the exercise of such options, rights or warrants and upon the conversion or exchange of such Convertible Securities. Such adjustment shall be made successively whenever any such options, rights or warrants are issued, and shall become effective immediately after such record date (or if no record date is taken, the issuance date thereof). In determining whether any options, rights or warrants (or the related Convertible Securities) entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such options rights or warrants (and the conversion or exchange of such Convertible Securities).

                  (iii) In case the Company shall pay a dividend or make a distribution to all holders of its Common Stock after the Closing Date of any shares of capital stock of the Company or its subsidiaries (other than Common Stock), or Convertible Securities, or evidences of its indebtedness or assets, including securities (any of the foregoing being hereinafter in this subparagraph (iii) called the "SECURITIES") and cash to the extent in excess of regular periodic cash dividends in an amount equal to that paid by the Company on the Common Stock on the Closing Date (if any), but excluding options, rights, warrants, dividends and distributions referred to in subparagraphs (i) and (ii) above, regular periodic cash dividends in an amount not greater than that paid by the Company on the Common Stock on the Closing Date payable out of the Company's surplus that may from time to time be declared by the Board of Directors and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company, then in each such case, the Exchange Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Exchange Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value as determined by the Board of Directors of the Company (whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the Securities applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common

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      Stock is equal to or greater than the Current Market Price per share of
      Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Exchangeable Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of Exchangeable Stock immediately prior to the record date for the distribution of the Securities. Except as provided in paragraph
      (e) below, such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (iv) Upon the expiration or termination of the options, rights or warrants described in subparagraph (a)(ii) above, if any such options, rights or warrants shall not have been exercised, then the Exchange Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (A) the only options, rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or warrants whether or not exercised, plus the consideration, if any, actually received by the Company upon the conversion or exercise of any Convertible Securities issuable upon the exercise of such options, rights or warrants and (B) the Company issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such options, rights or warrants or such conversion or exchange, and such shares were issued and sold for a consideration equal to the sum of the aggregate exercise price in effect under the options, rights or warrants actually exercised at the respective dates of their exercise plus the aggregate conversion or exchange price under Convertible Securities actually converted or exchanged at the respective dates of conversion or exchange. For purposes of subparagraph (ii), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of options, rights or warrants or Convertible Securities shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such options, rights or warrants or upon the conversion or exchange of such Convertible Securities into shares of Common Stock. In the case of the issuance of Common Stock (otherwise than upon the exchange of the Exchangeable Stock or other Convertible Securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be the fair value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment; PROVIDED, THAT such fair value as determined by the Board of Directors shall not exceed the aggregate Current Market Price of the shares of Common Stock being issued as of the date the Board of Directors authorizes the issuance of such shares.

                  (v) No adjustment in the Exchange Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph (v) are not required to

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      be made shall be carried forward and taken into account in any subsequent adjustment; and FURTHER PROVIDED, HOWEVER, that any adjustment shall be required and shall be made in accordance with the provisions of this Agreement (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Agreement shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (a) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Exchange Price, in addition to those required by this paragraph (a), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Company to its stockholders shall not be taxable to such stockholders.

            (b) In case the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock (each of the foregoing being referred to as a "BUSINESS COMBINATION"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Exchangeable Stock remaining outstanding will thereafter no longer be subject to exchange for Common Stock pursuant to this Agreement, but instead shall be exchangeable for the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Business Combination by a holder of that number of shares or fraction thereof of Common Stock for which one share of Exchangeable Stock was exchangeable immediately prior to such Business Combination. The Company shall not be a party to any Business Combination unless the terms of such Business Combination are consistent with the provisions of this paragraph (b) and it shall not consent or agree to the occurrence of any Business Combination until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Exchangeable Stock which will contain provisions enabling the holders of the Exchangeable Stock which remains outstanding after such Business Combination to convert into the consideration received by holders of Common Stock at the Exchange Price immediately after such Business Combination. In the event that at any time, as a result of an adjustment made pursuant to this Agreement, the Exchangeable Stock shall become subject to exchange for any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon exchange of the shares of Exchangeable Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Exchangeable Stock contained in this Agreement. The provisions of this paragraph (b) shall similarly apply to successive Business Combinations.

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            (c)   If:

                  (i) the Company shall declare a dividend (or any other distribution) on the Common Stock that would cause an adjustment to the Exchange Price of the Exchangeable Stock pursuant to the terms of any of the paragraphs above;

                  (ii) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase Convertible Securities or any shares of any other class or any other rights or warrants;

                  (iii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph (a)(i) applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange, or a self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

      then the Company shall cause to be filed with its transfer agent and shall cause to be mailed to the holders of shares of the Exchangeable Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Agreement.

            (d) Whenever the Exchange Price is adjusted as herein provided, the Company shall promptly transmit to the Purchaser an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Secretary of the Company setting forth the Exchange Price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based. If the calculation of the adjustment requires a determination by the Board of Directors pursuant to paragraph (a)(iii) or any similar provision, such certificate shall include a copy of the resolution of the Board of Directors relating to such determination.

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            (e) In any case in which paragraph (a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for exchange pursuant to this Agreement occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event issuing to the holder of any share of Exchangeable Stock surrendered for exchange the additional shares of Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Common Stock issuable upon such exchange before giving effect to such adjustment.

            (f) For purposes of this Agreement, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any corporation controlled by the Company.

            (g) If any single action would require adjustment pursuant to more than one paragraph of this Section 5 of this Agreement, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to the holders of the Exchangeable Stock.

            (h) In case the Company shall take any action affecting the Common Stock, other than action described in this Section 5 of this Agreement, which in the opinion of the Board of Directors would materially adversely affect the exchange rights of the holders of the shares of Exchangeable Stock, the Exchange Price for the Exchangeable Stock shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances. Subject to the foregoing, there shall be no adjustment of the Exchange Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 5 of this Agreement.

            (i) The Company shall at all times reserve and keep available, free from contractual or statutory preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting exchange of the Exchangeable Stock, the full number of shares of Common Stock deliverable upon the exchange of all outstanding shares of Exchangeable Stock not theretofore exchanged. For purposes of this paragraph (i), the number of shares of Common Stock which shall be deliverable upon the exchange of all outstanding shares of Exchangeable Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

            Before taking any action which would cause an adjustment reducing the Exchange Price below the then par value of the shares of Common Stock deliverable upon exchange of the Exchangeable Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exchange Price.

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            The Company will make the shares of Common Stock required to be delivered upon exchange of the Exchangeable Stock eligible for trading upon the New York Stock Exchange or upon any other national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

            Prior to the delivery of any securities which the Company shall be obligated to deliver upon exchange of the Exchangeable Stock, the Company will comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

            (j) The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Exchangeable Stock (or any other securities issued on account of the Exchangeable Stock pursuant hereto) or shares of Common Stock on exchange of or as payment of a dividend or distribution on the Exchangeable Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Exchangeable Stock (or any other securities issued on account of the Exchangeable Stock pursuant hereto) and the Company shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid or is not required to be paid.

            (k) The Company shall not take any action which results in an adjustment of the number of shares of Common Stock issuable upon exchange of a share of Exchangeable Stock if the total number of shares of Common Stock issuable after such action upon exchange of the Exchangeable Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Articles of Incorporation of the Company. Subject to the foregoing, the Company shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the exchange from time to time, and taking into account adjustments as herein provided, of outstanding shares of the Exchangeable Stock in accordance with the terms and provisions of the Articles of Incorporation of the Company.

6. RIGHTS OF EXCHANGEABLE STOCK . Company hereby represents and warrants to the Purchaser that upon issuance to the Purchaser (or to another member of the First Reserve Group) at the Second Closing, the Exchangeable Stock shall represent a proportionate part (based on the amount of equity capital invested) of the issued share equity of Amethyst and shall have the same rights (including, without limitation, voting and dividend rights), preferences, privileges and other attributes as all other issued and outstanding shares of capital stock of Amethyst.

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7. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be delivered by delivery of facsimile signature pages.

8. RATIFICATION; CONFIRMATION. Except to the extent otherwise expressly contemplated hereby, the Purchase Agreement is hereby ratified and confirmed.

9. EXERCISE OF RIGHTS. Any right provided for in this Agreement may be exercised by the party possessing such right by notice in writing given to all of the other parties to this Agreement which notice shall state the right being exercised.

10. NOTICE. Notice required or permitted under this Agreement shall be deemed to be given two days after a writing thereof is deposited in the United States mail, return receipt requested, addressed to the address for each party set forth below or such other address as such party may fix by notice similarly given:

      To the Company:

            Pride International, Inc.
            5847 San Felipe, Suite 3300
            Houston, Texas 77057
            Fax:  713-789-1430
            Attn:  Mr. Paul A. Bragg
            President and Chief Executive Officer

            with a copy to:
            Baker & Botts, L.L.P.
            910 Louisiana
            Houston, Texas 77002
            Fax:  713-229-1522
            Attn:  L.P. Thomas, Esq.

      If  to the Purchaser:

            First Reserve Fund VIII, L.P.
            c/o First Reserve Corp.
            1801 California Street
            Denver, Colorado 80202
            Fax: 303-382-1275
            Attn: Thomas Denison, Esq.

            With a copy to:

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            Vinson & Elkins L.L.P.
            1001 Fannin Street, 23rd Floor
            Houston, Texas 77002-6760
            Fax: 713-615-5605
            Attn: Ronald T. Astin, Esq.

11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Purchaser will not assign its rights under this Agreement or transfer or dispose of any shares of Exchangeable Stock unless the assignee or transferee agrees to be bound by the Purchase Agreement and this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed wholly in the State of New York.

13. SEVERABILITY. If any provision or this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

14. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. AMENDMENT. This Agreement cannot be amended or modified except by a written agreement executed by the parties hereto.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   PRIDE INTERNATIONAL, INC.


                                   By: /s/ PAUL A. BRAGG
                                           Paul A. Bragg
                                           President and Chief Executive Officer



                                   FIRST RESERVE FUND VIII, L.P.

                                   By: First Reserve Fund GP VIII, L.P.
                                       its General Partner

                                   By: First Reserve Corporation
                                       its General Partner

                                   By: /s/ THOMAS R. DENISON
                                           Thomas R. Denison
                                           Managing Director

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